UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

CID HoldCo, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share	DAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 25, 2026, CID HoldCo, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BladeRanger Ltd. (TASE: BLRN) (“BladeRanger”) and Envoy Technologies, Inc., a Delaware corporation (“Envoy”), pursuant to which the Company will acquire 100% of Envoy’s outstanding capital stock (the “Acquisition”). The Purchase Agreement supersedes the Binding Summary of Principal Terms, dated September 14, 2026 (the “Term Sheet”), previously disclosed on the Company’s Current Report on Form 8-K filed September 16, 2026.

BladeRanger holds 100% of Envoy’s outstanding capital stock (135 shares of common stock).

Valuation and Consideration. At Closing, subject to the terms and conditions of the Purchase Agreement, the Company will issue an aggregate of 10,833,333 shares (the “Envoy-Side Shares”), valued at $65,000,000 based on a reference price of $6.00 per share (the “Reference Price”), consisting of: (i) 233,543 shares of Common Stock to BladeRanger, which represent 9.99% of shares outstanding immediately prior to Closing; and (ii) shares of newly authorized Series C Convertible Preferred Stock (the “Series C Preferred”), of which 8,433,123 shares will be issued to BladeRanger . As discussed in more detail below, the holder (the “Envoy Convertible Noteholder”) of a $12.5 million convertible promissory note issued by Envoy (the “Envoy Convertible Note”) will be entitled to receive 2,166,667 shares of Series C Preferred, subject to Envoy Convertible Noteholder’s execution of a joinder agreement to the Purchase Agreement.

The Series C Preferred will have a stated value of $6.00 per share, be non-voting (except for protective provisions), and be convertible one-for-one into Common Stock, subject, prior to stockholder approval, to a 19.99% beneficial ownership limitation including shares issuable upon conversion of the H Capital Note and shares issued to BladeRanger at Closing (the “Series C Blocker”). Upon receipt of stockholder approval, the Series C Blocker will cease to apply and all outstanding shares of Series C Preferred will automatically convert one-for-one into Common Stock. The Series C Preferred will have a liquidation preference equal to the greater of its stated value or as-converted value and will not be redeemable.

BladeRanger-Funded Obligations. BladeRanger will receive additional shares of Common Stock or Series C Preferred at $6.00 per share for amounts it incurs, accrues, pays, funds or otherwise satisfies from the Term Sheet date through Closing in connection with the operation or funding of Envoy or any indebtedness of the Company or Envoy paid, funded or otherwise satisfied by BladeRanger; provided that (i) amounts relating to the operation, funding or indebtedness of Envoy shall not exceed $500,000 and (ii) no more than 400,000 shares of Series C Preferred shall be issued in respect of amounts relating to the operation, funding or indebtedness of the Company. To the extent BladeRanger pays or otherwise discharges indebtedness of the Company in excess of $1.6 million, the Company will reimburse BladeRanger for such excess in cash at Closing. Any additional shares issued to BladeRanger pursuant to these provisions will be in addition to the Envoy-Side Shares and will not be subject to BladeRanger’s lock-up or leak-out restrictions.

Closing and Conditions. Closing is targeted for October 6, 2026 (the “Outside Date”), subject to customary conditions including (a) for the Company, (i) the accuracy in all material respects of BladeRanger’s and Envoy’s representations and warranties and compliance with covenants; (ii) the absence of Material Adverse Effect of Envoy; (iii) the receipt of all required Israeli and Tel Aviv Stock Exchange approvals; (iv) conversion of the Envoy Convertible Note in accordance with its terms; and (v) the Envoy Convertible Noteholder’s execution of the Joinder Agreement and transfer to the Company of all Envoy shares issued to the Envoy Convertible Noteholder upon conversion of the Envoy Convertible Note; and (b) for BladeRanger, (i) the Company’s filing of the Certificate of Designation and issuance of Series C Preferred; and (ii) execution of Voting Agreements by certain stockholders of the Company. Closing is targeted to occur within two Business Days after satisfaction or waiver of all conditions to Closing (other than conditions that by their nature are to be satisfied at Closing). Each of the Company and BladeRanger are entitled to waive one or more their respective conditions to Closing in writing.

Stockholder Approval. Stockholder approval is required under Nasdaq Rules 5635(a), (b) and (d) in connection with the contemplated change of control and prior to issuance of shares of Common Stock upon conversion of the Series C Preferred or the H Capital Note, or pursuant to any equity line of credit entered into in connection with Closing, to the extent such issuances exceed applicable Nasdaq limitations. Stockholder approval is not a condition to Closing, and the parties are required to use reasonable best efforts to obtain such approval on or before January 31, 2027.

Termination. The Purchase Agreement may be terminated upon: (a) mutual consent; (b) Closing not occurring by the Outside Date; (c) exercise of the Company’s fiduciary out, subject to expense reimbursement to BladeRanger of up to $150,000; (d) an uncured material breach by the other party, subject to a 15 Business Day cure period; or (e) if any stop order, suspension of trading, or, other than as previously disclosed by the Company, any delisting or threatened delisting notice shall have been issued or to the Company’s knowledge threatened in writing with respect to the Company’s Common Stock on or prior to the Outside Date.

Post-Closing Covenants. BladeRanger will have the right to designate one director to the Board (which will continue to consist of seven directors, four of whom shall be independent) and, for so long as BladeRanger and its affiliates collectively hold at least 10% of the outstanding Common Stock on an as-converted basis, will have certain continuing rights with respect to the nomination and replacement of its designee. For so long as BladeRanger has the right to designate a director to the Board, BladeRanger will also have the right to designate one member of executive management. The Company and Envoy will be subject to a three-year non-compete in the U.S. residential, hospitality and campus shared electric vehicle mobility markets, as well as customary non-solicitation provisions.

Lock-Up. BladeRanger’s shares of Common Stock issued upon conversion of the Series C Preferred will be subject to a lock-up expiring on the earlier of April 1, 2027 and six months following such conversion, followed by leak-out provisions limiting sales to no more than 10% of daily trading volume or, if available, volume under Rule 144.

Interim Anti-Dilution Protection. From Closing until the Series C Preferred is fully convertible following stockholder approval, the Company shall not, without BladeRanger’s prior written consent, issue or sell any capital stock, equity securities, options, warrants, convertible or exchangeable securities or other rights to acquire capital stock, or enter into any financing or transaction that would dilute BladeRanger’s ownership interest, subject to certain permitted issuances and other exceptions specified in the Purchase Agreement.

Post-Closing Funding of Envoy. From Closing until stockholder approval is obtained, if the Company receives aggregate gross proceeds in excess of $2.0 million from equity or debt financings or other capital-raising transactions, the Company will be required to contribute or otherwise provide to Envoy the amount of such excess proceeds, net of certain costs and expenses specified in the Purchase Agreement, for use in funding Envoy’s operations and expansion.

Registration. Under the terms of the registration rights agreement to be entered into at the Closing (the “Registration Rights Agreement”), the Company will file a resale registration statement on Form S-1 within 60 days following receipt of Envoy’s Rule 3-05 financial statements. H Capital, BladeRanger and, subject to its execution of the Joinder Agreement and the Registration Rights Agreement, the Envoy Convertible Noteholder, will have customary piggyback registration rights and up to two demand registration rights in any twelve-month period.

Indemnification. Representations and warranties of BladeRanger and Envoy survive for 18 months with fundamental representations surviving for 6 years. Representation and warranty claims are subject to a $100,000 deductible; indemnification for specified Pre-Closing Liabilities is subject to a $250,000 cap; and other indemnification obligations are generally subject to a cap equal to 25% of the value of the Envoy-Side Shares at $6.00 per share, subject in each case to the exceptions and limitations set forth in the Purchase Agreement. Post-Closing, BladeRanger’s indemnification obligations subject to the general cap will be satisfied solely from shares of Series C Preferred or Common Stock held by BladeRanger at $6.00 per share, with no cash liability, except in the case of Fraud by BladeRanger.

The Envoy Convertible Noteholder. The Envoy Convertible Note will convert into shares representing 20% of Envoy’s outstanding common stock immediately prior to Closing. The Envoy Convertible Noteholder’s execution of a joinder agreement to the Purchase Agreement, the conversion of the Envoy Convertible Note in accordance with its terms and the Envoy Convertible Noteholder’s transfer to the Company of all Envoy shares issued to it upon such conversion are conditions to the Company’s obligation to consummate the Acquisition. Upon the Envoy Convertible Noteholder’s execution of the joinder agreement, the Envoy Convertible Noteholder will become a Seller and a party to the Purchase Agreement. At Closing, the Envoy Convertible Noteholder will be entitled to receive 2,166,667 shares of Series C Preferred in exchange for its Envoy shares. Unless and until the Envoy Convertible Noteholder executes the joinder agreement, the Envoy Convertible Noteholder will have no rights or obligations under the Purchase Agreement and will not be entitled to receive any securities or other consideration thereunder. The Envoy Convertible Noteholder’s shares of Common Stock issuable upon conversion of the Series C Preferred will be subject to a 12-month lock-up, with a carve-out for a registered pro rata distribution to the Envoy Convertible Noteholder’s stockholders. The Envoy Convertible Noteholder will have customary piggyback registration rights and up to two demand registration rights in any twelve-month period. Following Closing, the Company will assume BladeRanger’s obligation to backstop certain Envoy vehicle leases guaranteed by the Envoy Convertible Noteholder (approximately $700,000), including by providing a letter of credit within 30 days following Closing and taking all actions necessary to obtain a full and unconditional release of BladeRanger and the Envoy Convertible Noteholder from the applicable guarantees, backstop obligations and other related liabilities. Until such releases are obtained, the Company will indemnify BladeRanger and the Envoy Convertible Noteholder against losses arising from such obligations. Envoy will extend its existing transition services arrangement with the Envoy Convertible Noteholder for an additional six months to support the Rule 3-05 audit.

The Purchase Agreement is filed as an exhibit to this Current Report to provide information regarding its terms. It is not intended to provide other factual information about the Company, BladeRanger, the Envoy Convertible Noteholder or their respective affiliates. The representations, warranties and covenants were made only for purposes of the Purchase Agreement as of specific dates, solely for the benefit of the parties, may be subject to important qualifications and limitations for allocating contractual risk, and may be subject to materiality standards different from those applicable to investors. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts of the parties. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and may not be fully reflected in the Company’s public disclosures.

The Purchase Agreement contemplates the execution and delivery at or prior to Closing of a Registration Rights Agreement, a Voting Agreement and the Joinder Agreement to be executed by the Envoy Convertible Noteholder.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Securities Purchase Agreement dated as of September 25, 2026, by and among CID HoldCo, Inc., BladeRanger Ltd. and Envoy Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon its request; however, the Company may request confidential treatment of omitted items.

Important Information for Stockholders

In connection with the proposed transactions, the Company intends to file a proxy statement with the SEC. The Company also plans to file other documents with the SEC regarding the proposed transactions. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be filed with the SEC and mailed to the stockholders of record of the Company. The Board will set the record date prior to mailing the definitive proxy statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTIONS THAT WILL BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of the Company is set forth in the Company's definitive proxy statement for the Company's 2026 annual meeting of stockholders filed with the SEC on April 17, 2026 and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 11, 2026. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transactions contemplated by the Purchase Agreement.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

All statements other than statements of historical facts included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Examples of these forward-looking statements include statements concerning the Acquisition, the proposed issuance of the Securities, the transactions contemplated by the Purchase Agreement, the timing of completing the proposed transactions and the potential benefits of the proposed transactions. These forward-looking statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, among others: the terms, structure, benefits and costs of the Acquisition and the transactions contemplated by the Purchase Agreement; the timing of such transactions and whether such transactions will be consummated at all; the risk that the Acquisition and the transactions contemplated by the Purchase Agreement, and the announcement of the same, could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk that the Acquisition and the transactions contemplated by the Purchase Agreement could divert the attention and time of the Company's management; the risk of any unexpected costs or expenses resulting from the Acquisition and the transactions contemplated by the Purchase Agreement; the risk of any litigation relating thereto; the uncertainties and variables inherent in business, operating and financial performance; our ability to continue as a going concern; our ability to maintain the listing of our Common Stock on Nasdaq; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the SEC, all of which you may obtain for free on the SEC's website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: September 29, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer